Exhibit 10.2

AMENDMENT NO. 2 TO 2009 LICENSE AGREEMENT

Amendment No. 2, dated as of August 17, 2021 (this “Amendment”), to the Reata Pharmaceuticals, Inc. - Dartmouth Exclusive License Agreement, effective December 16, 2009, as amended by the Amendment No. 1 to 2009 License Agreement dated as of July 9, 2012 (as so amended, the “License Agreement”), by and between Trustees of Dartmouth College (“DARTMOUTH”), said college being a non-profit educational and research institution existing under the laws of the State of New Hampshire, Hanover, New Hampshire 03755, and Reata Pharmaceuticals, Inc. (“REATA”), a Delaware corporation having a principal place of business located at 5320 Legacy Drive, Plano, Texas 75024.

WHEREAS, as part of a corporate reorganization (the “Transaction”), REATA anticipates assigning certain intellectual property rights and agreements, including the License Agreement (the “Assignment”), to its wholly-owned subsidiary, [***] (“Reata Sub”) pursuant to a Contribution Agreement (hereinafter defined). Upon the closing of the Transaction, Reata Sub will assume all obligations of REATA under the License Agreement arising from and after the closing of the Transaction. However, REATA will remain liable for and guarantee all obligations under the License Agreement assumed by Reata Sub.

WHEREAS, prior to the Assignment, REATA has sublicensed its rights under the License Agreement (pursuant to Section 2.02 thereof) to [***] (“[***] Sub”), a newly-formed indirect wholly-owned subsidiary of REATA (the agreement giving effect to such sublicense, the “Sublicense”).  The Sublicense will be assigned from REATA to Reata Sub as part of the Assignment.

WHEREAS, under the License Agreement, DARTMOUTH’s consent is required for REATA to assign the License Agreement to Reata Sub.

WHEREAS, DARTMOUTH desires to monetize (a “Monetization”) all or a portion of its rights to receive running royalties under Section 5.01(f) of the License Agreement, milestone payments under Section 5.01(g) of the License Agreement and payments related thereto (collectively, the “Receivables”), including by means of an assignment of such Receivables, and such a Monetization may take the form of a direct sale, a loan or otherwise.

WHEREAS, DARTMOUTH agrees to consent to the assignment of the License Agreement as amended by this Amendment (the “Amended License Agreement”) by REATA to Reata Sub on the terms and conditions specified in this Amendment and in the Amended License Agreement.

WHEREAS, the parties now wish to amend the License Agreement to, among other things, (i) reflect the Assignment, (ii) include a guarantee granted by REATA of the obligations of Reata Sub under the Amended License Agreement, (iii) amend the use of certain defined terms, (iv) amend the definition of NET SALES, (v) clarify that there is no minimum royalties provision, (vi) provide for payment by wire transfer and delivery of notices and other communications by email, (vii) specify the information to be included in the royalty reports required to be delivered under Section 5.02 of the License Agreement, (viii) add provisions regarding the defense of Dartmouth

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Patent Rights, (ix) specify the foreign currency exchange rates to be applied in calculating running royalties due under Section 5.01(f) of the License Agreement and milestone payments due under Section 5.01(g) of the License Agreement and (x) revise the confidentiality provisions of the License Agreement to permit the disclosure of certain information in connection with a Monetization, in each case on the terms and conditions specified in this Amendment and in the Amended License Agreement.

NOW, THEREFORE, in consideration of the recitals above and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.Definitions.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended License Agreement.

2.Consent to Assignment.  DARTMOUTH hereby consents, under Section 10.03 of the Amended License Agreement, to the assignment of the Amended License Agreement by REATA to Reata Sub. REATA shall ensure that, on the effective date of the Contribution Agreement, Reata Sub assumes all obligations of REATA under the Amended License Agreement (other than those set forth in Article XII of the Amended License Agreement) arising from and after the closing of the Transaction. REATA hereby agrees to (i) remain liable for and guarantee all obligations under the Amended License Agreement assumed by Reata Sub and (ii) on the effective date of the Contribution Agreement, deliver to DARTMOUTH a contribution agreement duly executed by REATA and Reata Sub that is in the form of the contribution agreement attached hereto as Exhibit B (the “Contribution Agreement”).

3.Amendment to Company and Reata Definition.  With effect from and after the effective date of the Contribution Agreement, the definition of the terms “Company” and “Reata” in the preamble of the License Agreement is hereby amended and restated in its entirety as follows:

“[***], a Delaware limited liability company, with a principal place of business at 5320 Legacy Drive, Plano, Texas 75024; hereinafter called Company or Reata.”

4.REATA Guaranty.  With effect from and after the effective date of the Contribution Agreement, the following new Article XII is hereby added to the License Agreement:

“ARTICLE XII.Guaranty

Section 12.01The Guaranty.

(a)Reata Pharmaceuticals, Inc. (“Guarantor”) hereby unconditionally guarantees the full and punctual payment (upon demand or otherwise) of all of the payment obligations of Company payable under this Agreement (the “Payment Obligations”).  Upon failure by Company to pay punctually any such Payment Obligation, Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner and the currency specified in this Agreement.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(b)Guarantor hereby unconditionally guarantees the full and punctual performance (upon demand or otherwise) of all other obligations of Company under this Agreement (the “Performance Obligations” and together with the Payment Obligations, the “Company Obligations”).  Upon failure by Company to perform punctually any such Performance Obligation, Guarantor shall forthwith on demand perform such Performance Obligation in the manner specified in this Agreement.

Section 12.02Guaranty Unconditional. The obligations of Guarantor under this Article XII shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)any extension, renewal, settlement, compromise, waiver or release in respect of any Company Obligation, by operation of law or otherwise; provided, however, that the release by Dartmouth in writing of Company in respect of any Company Obligation under this Agreement shall also operate to release Guarantor from its obligations hereunder in respect of such Company Obligation;

(b)any modification or amendment of or supplement to this Agreement or any other document referred to herein; provided, however, that the release by Dartmouth in writing of Company in respect of any Company Obligation under this Agreement shall also operate to release Guarantor from its obligations hereunder in respect of such Company Obligation;

(c)any change in the existence, structure or ownership of Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Company or its assets or any resulting release or discharge of any Company Obligation;

(d)the existence of any claim, set-off or other rights which Guarantor may have at any time against Company, Dartmouth or any other corporation, entity or person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(e)any invalidity or unenforceability relating to or against Company for any reason of this Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by Company of any Payment Obligation or the performance by Company of any of its other Company Obligations under this Agreement; or

(f)any other act or omission to act or delay of any kind by Company, Dartmouth or any other corporation, entity or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor’s obligations hereunder.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Section 12.03Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances. Guarantor’s obligations under Section 12.01 shall remain in full force and effect until all Company Obligations have been irrevocably and unconditionally satisfied and paid in full. If at any time any payment made of any Company Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Company or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 12.04Waiver by Guarantor.  Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not expressly provided for herein, as well as any requirement that at any time any action be taken by Dartmouth or any other corporation, entity or person against Company or any other corporation, entity or person.

Section 12.05Subrogation.  Upon making any payment hereunder with respect to Company, Guarantor shall be subrogated to the rights of Dartmouth against Company with respect to such payment; provided that Guarantor shall not enforce any payment right by way of subrogation until all Company Obligations have been paid in full.

Section 12.06Confirmation by Guarantor. Guarantor confirms, acknowledges and agrees that the provisions of this Article XII constitute obligations of Guarantor (and have not been, and will not be, assigned to, or assumed by, Company pursuant to the Contribution Agreement referred to in Section 2 of Amendment No. 2 to this Agreement).”

5.Other Amendments.  With effect from and after the date hereof, the License Agreement is hereby amended as follows:

(a)Section 1.06 of the License Agreement is hereby amended by replacing each reference to “LICENSEE” therein with a reference to “Company”.

(b)Section 1.08 of the License Agreement is hereby amended and restated in its entirety as follows:

“1.08“Net Sales” means, with respect to a Licensed Product for any period in any country, the total amount billed or invoiced on sales of such Licensed Product during such period by Company or its Affiliates or its or their Sublicensees/Distributors in such country to third parties (including wholesalers or distributors who are not Sublicensees/Distributors) in bona fide arm’s length transactions, less the following deductions, in each case to the extent such deductions relate specifically to such Licensed Product in such country and are actually allowed and taken by such third parties and are not otherwise recovered by or reimbursed to Company or its Affiliates or its or their Sublicensees/Distributors:

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(a)trade, cash and quantity discounts;

(b)price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities;

(c)taxes on sales (such as sales, value added, or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;

(d)freight, insurance, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Licensed Product;

(e)amounts repaid or credited by reason of rejections, defects, one percent (1%) return goods allowance, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs; and

(f)any invoiced amounts from a prior period that are written off or reserved as not collectable by Company or its Affiliates or its or their Sublicensees/Distributors, including bad debts.

Net Sales shall include the amount or fair market value of all other consideration received by Company or its Affiliates or its or their Sublicensees/Distributors in respect of such Licensed Product, whether such consideration is in cash, payment in kind, exchange, or other form.  Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes so long as such transfer or disposition is made at or below  cost.  Net Sales shall not include sales between or among Company or its Affiliates or its or their Sublicensees/Distributors so long as such Affiliates or Sublicensees/Distributors are not end-users of such Licensed Product.  Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Company or its Affiliates or its or their Sublicensees/Distributors, which must be in accordance with GAAP and consistently applied.

i.If a Licensed Product is sold as a Combination Product for any period in any country, the Net Sales for such Combination Product will be calculated as follows: If Company, its Affiliates, or Sublicensees/Distributors separately sells in such country, (x) Licensed Products containing as its sole active ingredient the compound covered by or made, in whole or in part, by the use of Dartmouth Patent Rights or by the use of Dartmouth Know-How contained in such Combination Product (the “Mono Product”) and (y) products containing as their sole active ingredients the other active ingredient(s) in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is Company’s (or its Affiliate’s or

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Sublicensees/Distributor’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product(s) in such country and B is Company’s (or its Affiliate’s or Sublicensees/Distributor’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies in such country, for products that contain as their sole active ingredient(s) the other active ingredient(s) in such Combination Product.

ii.If Company, its Affiliates, or Sublicensees/Distributors separately sells in such country the Mono Product but does not separately sell in such country products containing as their sole active ingredient(s) the other active ingredient(s) in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: A is Company’s (or its Affiliate’s or Sublicensees/Distributor’s, as applicable)  average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such country, and C is Company’s (or its Affiliate’s or Sublicensees/Distributor’s, as applicable) average Net Sales price in such country during the period to which the Net Sales calculation applies for such Combination Product.

iii.If Company, its Affiliates, or Sublicensees/Distributors do not separately sell in such country the Mono Product but do separately sell products containing as their sole active ingredient(s) the other active ingredient(s) contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction (D-E)/D where: D is the average Net Sales price during the period to which the Net Sales calculation applies for such Combination Product in such country and E is the average Net Sales price during the period to which the Net Sales calculation applies for products that contain as their sole active ingredient(s) the other active ingredient(s) in such Combination Product.

iv.If Company, its Affiliates, or Sublicensees/Distributors do not separately sell in such country both the Mono Product and the other active ingredient or ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be determined by the Parties in good faith based on the relative fair market value of such Mono Product and such other active ingredient or ingredients.

As used herein, “Sublicensee/Distributor” means (a) a sublicensee or (b) a third party who is not a sublicensee, but to whom Company or any of its Affiliates has granted the right to distribute Licensed Products wherein such third party makes payments to Company or any of its Affiliates for the right to sell (or resell) Licensed Products, whether or not such payment is in the form of a royalty (or other amount) based upon the revenues received by such third party for the sale (or resale) of such Licensed Products.  For clarity, the following entities are not Sublicensee/Distributors under the foregoing clause (b): (i) McKesson Corporation,

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

AmerisourceBergen, Cardinal Health and Besse Medical, in each case based on the activities performed by those entities as of the date of Amendment No. 2 to this Agreement, and other entities performing like activities in other countries in the Territory; and (ii) any other third party that acts as a wholesaler or provides warehousing or logistical support with respect to the sale or distribution of Licensed Products, without more.

As used herein, “Combination Product” means a Licensed Product that comprises or contains both (1) a compound that is covered by or made, in whole or in part, by the use of Dartmouth Patent Rights or by the use of Dartmouth Know-How as an active pharmaceutical ingredient; plus (2) one or more other active pharmaceutical ingredients that is not described in the foregoing clause (1), and that is sold either as a fixed dose or as separate doses in a single package for a single price.”

(c)Section 2.03 of the License Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Company shall control all aspects of preparation, filing, prosecution, maintenance, enforcement and defense of Dartmouth Patent Rights, and shall be responsible for all costs thereof, except as otherwise provided herein.”

(d)Section 2.03 of the License Agreement is hereby further amended by adding the following sentences at the end of such Section 2.03:

“Company shall give Dartmouth prompt notice of any incident requiring defense of Dartmouth Patent Rights coming to its attention.  Should Company or applicable Sublicensee/Distributor decide not to defend any Dartmouth Patent Right, Dartmouth shall be entitled to do so in its own name, in which event Dartmouth shall be responsible for all legal costs incurred, without recourse to Company.  Financial recoveries from any such Dartmouth-initiated defense (i.e., from Dartmouth acting subsequent to Company declining to act) will be retained fully by Dartmouth, once litigation expenses actually incurred by Reata or any Sublicensee/Distributor are paid.  In any action to defend Dartmouth Patent Rights, either party, at the request and expense of the other party, shall cooperate to the fullest extent reasonably possible, including by agreeing to participate in such action as a named party, if necessary to maintain the action.  Company may not settle any defense action in any way detrimental to Dartmouth Patent Rights without the expressed written consent of Dartmouth.”

(e)In Sections 2.02, 5.01, 5.02, 5.03, 7.01, 7.02 and 8.01 of the License Agreement, (i) each reference to “sublicensee” is hereby replaced with a reference to “Sublicensee/Distributor” and (ii) each reference to “sublicensees” is hereby replaced with a reference to “Sublicensees/Distributors”.

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

(f)Section 5.01(c) of the License Agreement is hereby amended by replacing “; and” that appears at the end of such Section 5.01(c) with a period and then adding the following sentence immediately after such period:

“Each payment to be made by Company to Dartmouth under this Subsection 5.01(c) shall be paid by Company to Dartmouth within 30 days of Company’s receipt of the applicable consideration.”

(g)Section 5.01(f) of the License Agreement is hereby amended by replacing the phrase “any Reata product” that appears therein with the phrase “such Licensed Product”.

(h)Section 5.01 of the License Agreement is hereby further amended by adding the following new Sections 5.01(i) and 5.01(j) immediately after Section 5.01(h) of the License Agreement:

“(i)All amounts payable hereunder by Company will be paid in United States dollars without deduction for taxes, assessments, fees, or charges of any kind, and shall be paid by wire transfer of immediately available funds to such account as shall be designated by Dartmouth to Company (and otherwise in accordance with the provisions of this Agreement).”

“(j)“Bardoxolone” means that compound having the chemical structure set forth below:

Company and Dartmouth acknowledge and agree that any product that contains Bardoxolone (a “Bardoxolone Product”) is a product (i) (A) covered by, (B) made, in whole or in part by the use of, or (C) sold for a use claimed in, the Dartmouth Patent Rights or (ii) which utilizes the Dartmouth Know-How.  As such, upon the expiration of the Original Dartmouth Patents on April 15, 2022 (or, if sooner, upon the termination of the Exclusive Patent License Agreement referred to in Section 5.01(f) hereof), a royalty of [***]% of Net Sales of Bardoxolone Products shall, on a country-by-country and product-by-product basis, be payable by Company pursuant to Section 5.01(f) hereof, so long as the sale of such Bardoxolone Product in such country is covered by one or more Valid Claims in any of the Dartmouth Patent Rights.”

(i)The first and second sentences of Section 5.02(a) of the License Agreement are hereby amended and restated in their entirety as follows:

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

“Beginning with the date of first commercial sale of a Licensed Product in any country, within sixty (60) days after the end of each Calendar Quarter a true and accurate written report of all quantities of Licensed Products subject to royalty hereunder sold by Company, any Affiliate, and any Sublicensee/Distributor during such Calendar Quarter, the calculation of royalty thereon, and sufficient data for Dartmouth to verify the calculation, including gross sales and allowable deductions to derive to Net Sales figures (such reports will be on a per-country and per-product basis and presented substantially in the form as shown in Exhibit A to Amendment No. 2 to this Agreement), and shall simultaneously pay in United States dollars to Dartmouth the royalty due with respect to such sales.  For purposes of the running royalty payments under Section 5.01(f) hereof and the milestone payments under Section 5.01(g) hereof, conversion of foreign currency to U.S. dollars shall be made at the conversion rate quoted in the Wall Street Journal (WSJ) as of the last business day of the reporting period.  If the WSJ does not publish any such rate, a comparable rate publication will be agreed upon from time to time by Dartmouth and Company, and with respect to each country for which such rate is not published by the WSJ or in a comparable publication, Dartmouth and Company will use the prevailing rate for bank cable transfers for such date, as quoted by leading United States banks in New York City dealing in the foreign exchange market.”

(j)Section 5.02(a) of the License Agreement is hereby further amended by deleting the penultimate sentence of such Section 5.02(a) that begins with “If royalties for any License Year do not equal or exceed the minimum royalties . . .”.

(k)Section 8.01 of the License Agreement is hereby further amended by (i) replacing each reference to “Joint Patent Rights” therein with a reference to “Dartmouth Patent Rights” and (ii) replacing the reference to “any Reata sublicense” therein with a reference to “any Sublicensee/Distributor”.

(l)Section 10.02 of the License Agreement is hereby amended and restated in its entirety as follows:

“Section 10.02    Notices.  Any notices required by this Agreement must be in writing and must be sent by (i) email, (ii) electronic facsimile transmission, as evidenced by a confirmed fax transmission report, (iii) prepaid, first class, registered or certified mail, return receipt requested, or (iv) a nationally recognized overnight delivery service or air courier (e.g., UPS and FED EX).  Until a change of address is communicated, as provided below, all notices must be sent to Dartmouth and Company at the following:

If to Dartmouth:Dartmouth College

Technology Transfer Office

11 Rope Ferry Road

HB 6210

Hanover, New Hampshire 03755

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Attention: Kim E. Rosenfield, Director, Technology Transfer

E-mail: Kim.E.Rosenfield@dartmouth.edu

Phone: (603) 646-1418

If to Company:Reata Pharmaceuticals, Inc.

2801 Gateway Drive, Suite 150

Irving, Texas 75063-2648

Attention: Robin Kral, Vice President, Licensing and

Intellectual Property

E-mail: robin.kral@reatapharma.com

Phone: (972) 865-2203

Fax: (214) 292-9692

All notices will be effective and will be deemed delivered (i) if delivery service or courier, on the date of delivery; (ii) if by email or electronic facsimile communication, on the date of transmission of the communication; and (iii) if by registered or certified mail, postage paid, three (3) days after deposit in the mail.  Any party hereto may from time to time change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.”

(m)Article III of the License Agreement is hereby amended by adding the following new Section 3.04 to the end of such Article III:

“Section 3.04Monetization.  Notwithstanding anything in this Agreement to the contrary, Dartmouth and Company acknowledge and agree that:

(a)(i) Dartmouth may monetize (a “Monetization”) all or a portion of its rights to receive running royalties under Section 5.01(f) hereof, milestone payments under Section 5.01(g) hereof and payments related thereto (collectively, the “Receivables”), including by means of an assignment of such Receivables, and (ii) such a Monetization may take the form of a direct sale (through an auction process or otherwise) or a financing (through a borrowing of loans or otherwise); and

(b)in connection with a Monetization, Dartmouth may provide interested parties and the actual purchaser in such Monetization on an ongoing basis with copies of (i) the Relevant Agreements (as defined below), (ii) the royalty reports provided under the Relevant Agreements, and (iii) notices, reports and correspondence given or received under the Relevant Agreements; provided, however, that prior to disclosing any of the foregoing, each such interested party and actual purchaser shall execute a customary confidentiality agreement with Dartmouth covering such information. “Relevant Agreements” means, collectively, (A) this Agreement, the Settlement Agreement, the Contribution Agreement (as defined in Section 2 of Amendment No. 2 to this Agreement) and

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

the Sublicense (as defined in the second Whereas clause of Amendment No. 2 to this Agreement), (B) any agreements required to be provided by Company to Dartmouth under any of the agreements referenced in the immediately preceding clause (A), and (C) all amendments and other modifications to the agreements referenced in the immediately preceding clauses (A) and (B).”

(n)The last sentence of Section 9.05 of the License Agreement is hereby amended and restated in its entirety as follows:

“Without limiting the foregoing and notwithstanding anything herein to the contrary, Article I, Sections 3.02, 5.01 – 5.03, 7.01 – 7.03, 9.01, 9.03, 9.05, 10.01 – 10.09, Article XI and Article XII shall survive the termination of this Agreement.”

6.Effect of Amendment.  Except as amended by this Amendment, the License Agreement shall remain in full force and effect pursuant to its terms.  By signing this Amendment, each of the parties hereto hereby agrees that the Amended License Agreement is hereby ratified and affirmed in all respects.  Each reference in the Amended License Agreement to “this Agreement”, “herein”, “hereunder” or words of similar import shall mean and be a reference to (a) from and after the date hereof, the License Agreement as amended by Section 5 of this Amendment and (b) from and after the effective date of the Contribution Agreement, the License Agreement as amended by Sections 3, 4 and 5 of this Amendment.

7.Governing Law.  This Amendment shall be construed, governed, interpreted and enforced according to the laws of the State of Delaware.

8.Counterparts.  This Amendment may be executed in one or more counterparts all of which together shall constitute one and the same agreement. The delivery by any party of an executed counterpart hereof by facsimile transmission or email of .pdf copies shall be effective as an original executed counterpart of this Amendment by such party and shall constitute an original enforceable document.

[signatures set forth on the following page]

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

REATA PHARMACEUTICALS, INC.

By: /s/ Manmeet S. Soni

Name: Manmeet S. Soni

Title:   Chief Operating Officer, Chief Financial Officer and Executive Vice President

TRUSTEES OF DARTMOUTH COLLEGE

By: /s/ Kim E. Rosenfeld

Name: Kim E. Rosenfeld

Title: Director, Technology Transfer

[Signature Page to Amendment No. 2 to 2009 License Agreement]

Exhibit A

Royalty Report

Period: [____/___/______] through [____/___/______]

Licensee:__________________________Agreement #:

***If license covers several product lines, please prepare a separate report for each product line.  Then combine all product lines into a summary report.***

Report Type:     Single Product Line Report: _____________________________________

(Product Name)

Multi-Product Summary Report (Page 1 of ____ pages)

Country	Quantity Produced	Gross Sales($)	*Less Allowances	Net Sales ($)	Royalty Rate	Conversion Rate (if applicable)	Royalties Due this period (US$)
USA
Canada
Japan
Other:

Sublicensees/Distributors:
[________]
[________]

Subtotal: ____________

Less Advanced Royalty Balance (if any): ____________

TOTAL ROYALTIES DUE THIS PERIOD: ____________

All other amounts due: ____________

TOTAL FOR THIS PERIOD: ____________

* Please in indicate in the following space the specific types of deductions and the corresponding amounts used to calculate Allowances:_____________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

Please indicate the accounting methodology used to account for and calculate the items included in the report and any differences in such accounting methodology used in any previous reports:

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

Prepared by -- Name:________________________________

Title:_________________________________

Date:_________________________________

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit B

Contribution Agreement

Specific terms in this Exhibit have been redacted because such terms are both not material and are of the type that the Company treats as private or confidential. These redacted terms have been marked in this Exhibit with three asterisks [***].